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EXHIBIT 10.2


                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         This employment agreement (the "Agreement") is made and entered into as of August 1, 2007 by and between DHANOA MINERALS LTD., a Nevada corporation, (the "Corporation" or "Employer"), and WILLIAM E. MCNERNEY, an individual ("Executive"). This Agreement shall become enforceable upon execution.

                                    RECITALS
                                    --------

         A. The Employer desires Executive's employment with Employer and Executive desires to accept such employment on the terms and conditions in this Agreement.

                                    AGREEMENT
                                    ---------

         For the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby intend to be and agree to be legally bound as follows:

1. TITLE(S) and DUTIES. Executive shall have the title "Treasurer and Director" of the Corporation. Executive shall have the duties, responsibilities and authority normally performed and enjoyed of a Treasurer and Director of similar company within the mineral and mining industry, including but not limited to corporate leadership, marketing, investor relations, structuring of company liabilities and assets, oversight of company assets, preparing and filing of financial forms, and other duties as may be assigned by Employer from time to time.

         Executive shall have other duties vested in him by the Employer from time to time with his consent and subject to the control and direction of the Board of Directors of the Corporation.

2. COMPENSATION.

         2.1 Salary. In consideration for the services Executive provides as under this Agreement, Employer shall cause to be paid to Executive a salary of Three Thousand Dollars ($3,000), payable monthly.

         (a) Benefit Packages. Executive shall be eligible to participate in Employer's retirement, savings, vacation and life and disability insurance plans, to the extent provided by the terms and conditions of each such plan or program, if any.

         (c) Stock Ownership. Executive's shall receive three hundred thousand (300,000) shares of restricted common stock, to be issued upon effective date of this agreement and to be deemed fully earned on December 31, 2007. Should Executive's employment agreement be terminated prior to December 31, 2007, for any reason other than fraud, the Executive's stock compensation shall be deemed earned pro rata up and until date of termination.


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         2.2 Expenses. Employer shall reimburse Executive for customary and reasonable expenses incurred in the normal course of business as determined in Employer's reasonable discretion. Reimbursement shall be handled in accordance with Employer's normal practices and policies.

3. TERM; TERMINATION.

         3.1 Term. The term of this Agreement (the "Term") shall begin on June 1, 2007 and continue to December 31, 2007. Thereafter, this Agreement shall remain in effect on a month-to-month basis with a thirty (30) day notice requirement, of either party, of termination.

         3.2 Termination. Executive may not be terminated by Employer during the term of this Agreement unless such termination is for cause. Termination for cause shall be only for the following reasons:

         (a) Executive's breach of his duty of undivided loyalty in the execution of his fiduciary duties to Employer, including, but not limited to, the use of his position of trust to further his private interests, or depriving Employer of any opportunity to which it is entitled;

         (b) Dishonesty of Executive with respect to Employer or any of its affiliates or subsidiaries;

         (c) Willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring the reputation, business, or business relationship of Employer or of any of its subsidiaries or any of their respective officers, directors or executives;

         (d) Conviction of Executive upon a charge of any crime which involves moral turpitude or which could reflect unfavorably upon Employer or any of its subsidiaries; or

         (e) Material breach by Executive of any of the covenants contained in this Agreement.

4. NON-COMPETITION AGREEMENT; CONFIDENTIAL INFORMATION; TRADE SECRETS.

         (a) Executive, in the course of his employment with Employer, will frequently come into contact with certain customers, to such an extent he is likely to be able to control or influence, in whole or in part, the business and relationships between the Employer and such customers, and might, if allowed to do so, take with him or otherwise appropriate such business and relationships to his own benefit or to the benefit of Employer's competitors and potential competitors. But for his association with Employer, Executive would not have access or entree to said customers and suppliers of Employer.


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         (b) Executive, during the course of his employment, will have frequent and often close contact with Employer's personnel, and will also make frequent and often close contacts with prospective customers and perspective executives. Solely as a result of Executive's position, he will gain detailed confidential information concerning the aforesaid corporate personnel and of perspective customers and executives, which information is kept strictly confidential by Employer and is not generally available to Employer's competitors, or potential competitors.

         (c) Executive, during the course of his employment, will frequently encounter other employment opportunities. As such, Executive shall not engage in any other employment opportunities or business ventures without the express written consent of the Employer. Employer hereby consents to Executive working with Emco, S.A. and Match Capital, Inc.. Further the Executive may engage in civic and non-profit activities which do not conflict with or interfere with Executive's duties as an executive of Employer.

         (d) Executive acknowledges that during the course of his employment, he will have access to certain proprietary and confidential matters belonging to Employer, none of which Executive would have had access to but for his employment by Employer. Executive acknowledges that in aggregate, the confidential matters to which he will have or has had access will give him a detailed and intimate understanding of the overall methods of operation of Employer's business and such understanding constitutes confidential knowledge unavailable to any of Employer's competitors.

         (e) Employer has developed the proprietary and confidential information at great effort and expense. The safeguarding of such information, is necessary for the continued successful operation of Employer's business and Employer must be protected from the unauthorized use or divulgence by Executive either directly or indirectly of any such information. Divulgence of any of such information would constitute an irrevocable injury to the Employer and its customers. The parties further acknowledge that the aforesaid information, in the hands of a competitor, would give such competitor unfair advantage and could cause irrevocable damage to the Employer's ongoing relationship with its customers, suppliers, executives, and that the Employer has a protectible proprietary interest in its relationship with its customers.

         (f) Executive acknowledges that he has received additional consideration and benefits in return for entry into this Agreement; and that he has voluntarily accepted such consideration and has freely chosen to enter into the terms of this Agreement because of his desire to take advantage of the specific and unique employment opportunities available with Employer, including but not limited to gaining or having continued access to Employer's confidential information, customers, executives, and other special career opportunities presented by employment with Employer. Executive acknowledges that his position is one of great trust and confidence requiring on his part a high degree of loyalty, trust, honesty and integrity. The parties further agree that the acknowledgments herein contained shall be deemed to be true; and that such acknowledgments are an integral part of this Agreement; and such acknowledgments form part of the mutual considerations exchanged by the parties hereto for the respective covenants contained herein.


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         (g) Independent of any obligation under any other paragraph of this
Agreement, during the term of Executive's employment with Employer, and for a period of two (2) years following the termination of his employment with Employer, regardless of who initiated the termination, Executive shall not, in any market where Employer has business indirectly or directly, invest in (other than a non-controlling ownership of securities issued by a publicly held corporation), own, manage, operate, control, participate in, or be connected with as an officer, partner, agent, consultant, executive or principal, for or with any person or enterprises which is or intends to be engaged in the business of Employer, or in such other business as Employer will hereinafter become involved during Executive's employment; nor shall he solicit business from, interfere with, or endeavor to entice away from Employer any person, or entity of any kind whatsoever which was or is a customer or supplier of Employer and with whom Executive had contact during the one (1) year period immediately prior to his termination of employment; and the Executive shall not, knowingly cooperate with the taking of any such action by any other individual person or entity. This provision is expressly waived for the narrow exception of Emco, S.A. and Match Capital, Inc. as referenced in subsection (c) above.

         (h) Independent of any obligation under any other paragraph of this Agreement, during the term of Executive's employment with Employer and for a period of two (2) years following the termination of his employment with Employer, Executive shall not, directly or indirectly, whether as an individual for his own account or with any other person, firm, corporation, partnership, joint venture or entity whatsoever, solicit or endeavor to entice away from Employer, any person who is employed or had applied for employment with Employer at any time during Executive's employment by Employer, in order to accept employment or association with another person, firm, corporation or entity whatsoever; and Executive shall not, directly or indirectly approach any such person for any such purpose or authorize or knowingly cooperate with the taking of any such action by any individual, person or entity of any kind. Notwithstanding the foregoing, nothing in this Section 4 shall prohibit Executive from being a passive investor in any publicly traded corporation, so long as his interest in said corporation does not exceed one percent (1%) of the voting shares of the corporation.

         (i) The parties acknowledge that it is difficult to ascertain exactly how long the Employer's confidential information would remain accurate and useful to Employer's competitors and potential competitors subsequent to the termination of Executive's employment, and that some of Employer's confidential information may remain accurate and useful to Employer's competitors for long periods of indefinite duration. The parties further agree that a fair and reasonable balancing of Employer's interest in protecting its confidential information with Executive's interest in securing employment, dictates that a period of two (2) years after Executive's termination constitutes a reasonable period for prohibiting Executive from disclosing Employer's confidential information. Therefore, the parties agree, that independent of any obligation under any other paragraph of this Agreement, the Executive shall not, at any time during his employment with Employer and for a period of two (2) years after termination of Executive's employment, regardless of who initiated such termination, communicate, divulge, or disclose for use by himself or others, any information or knowledge, disclosed or otherwise obtained by him during his employment by Employer (including but not limited to information and knowledge conceived, discovered or developed by whatsoever the information contained in the foregoing materials); and Executive shall turn over to Employer at the time of Executive's termination or upon demand by Employer any copies or recordings of any kind whatsoever containing information derived directly or indirectly from the aforesaid materials which is not generally known in the Employer's industry or any other industry which Employer shall be engaged during the term of Executive's employment, and which relates to the business of the Employer or the business of the Employer's customers or is in the nature of confidential information or a trade or business secret of Employer, or Employer's customers.


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         (j) Executive represents and acknowledges that the restrictions contained in this Section 4 will not prevent him from obtaining gainful employment in his business, occupation or field or expertise or cause him undue hardship; and that there are numerous other employment opportunities available to him, for which he is qualified, that are not affected by the foregoing restrictions. Executive further acknowledges that the foregoing restrictions are reasonable and necessary in order to protect Employer's legitimate interest, and that any violation thereof would result in irreparable injury to Employer.

         (k) Executive shall make the terms and conditions of this Agreement known to any business, entity or persons engaged in activities competitive with Employer's business, with which he becomes associated subsequent to his termination of his employment with Employer. Employer shall have the right to make the terms of this Agreement known to third parties.

         (l) At the time of Executive's termination, or upon demand by Employer (whichever is sooner) Executive shall promptly turn over to Employer all marketing information and plans and strategies, market surveys and analyses, files, documents, business records, list of customers and potential customers, invoices, purchase orders, promotion materials, executive and potential executive names and addresses, customer strategy information, executive manuals, personnel policy manuals, pricing information and strategies, contracts with customers, subcontractors and others, customer correspondence, resume's of existing and potential executives, customer bids and proposals, executive books and records, other confidential and sensitive information, and any other records, document writing of any kind whatsoever, all assets of any kind whatsoever that belong to Employer or Employer's customers. Further, Executive shall not copy or record in any manner whatsoever the information contained in the foregoing materials; and Executive shall turn over to Employer any copies or recordings of any kind whatsoever containing information derived directly or indirectly from the aforesaid materials.

5. REMEDIES. In the event of any violation of Section 4 above, Employer shall be authorized and entitled to obtain from any Court of competent jurisdiction preliminary and permanent injunctive relief as well as equitable accounting of all profits or benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled, including but not limited to, the right to damages directly, indirectly, or consequentially sustained by Employer. Said damages shall also include, but shall not be limited to the consequential economic damages suffered by Employer and future lost profits and business resulting from the damage to Employer's long term business relationships with its executives and customers are proximately resulting from Executive's violation of the aforesaid covenants. Executive further agrees to pay the reasonable attorney's fees and court costs and litigation expenses incurred by Employer in enforcing any provisions of this Agreement.


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         The parties agree that if the covenants contained in Section 4 above are found to be unenforceable by a Court of any competent jurisdiction, it is the intention of the parties that the covenants of such paragraphs be reformed by such Court in such manner that the executive is restricted from competing with the aforesaid business of the Employer from the date of execution of this Agreement to the maximum time permissible (but not exceeding the limits set forth in said paragraphs) under the laws of the State of Nevada. If in any judicial proceeding a Court shall refuse to enforce these covenants because the time limit is to long or if other restrictions were more extensive (whether as to geographic area, scope of business or otherwise) then necessary to protect the business of Employer, it is expressly understood and agreed between the parties hereto for purposes of such proceeding, such time limit or other restrictions shall be deemed reduced to the extent necessary to permit the enforcement of these covenants.

6. ASSIGNMENT. The parties agree that this Agreement and the rights, interests, and benefits hereunder are personal and shall not be assigned, transferred, pledged or hypothecated in any way by Executive. Employer may assign this Agreement.

7. GENERAL PROVISIONS.

         7.1 Other Rules and Policies. Executive agrees to abide by any other rules, policies or procedures as communicated by Employer that are generally applicable to executives of Employer.

         7.2 Return of Property. Upon termination of employment, Executive shall return to Employer all drawings, documents, and other tangible manifestations of Confidential Information (and all copies and reproductions thereof). In addition, Executive shall return any other property belonging to Employer including without limitation: computers, office supplies, money and documents.

         7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, and it is the intention of the parties that this Agreement and any dispute arising out of this agreement be governed and construed, by any Court or judicial body, under the laws of Nevada. Furthermore the parties recognize and declare that Nevada has the most significant relationship to this Agreement and any dispute that may arise from it and that any other venue or claimed jurisdiction has no legitimate interest in this Agreement or any dispute arising from.

         7.4 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted hereunder to any party shall be in writing and shall be delivered by hand, registered or certified mail with return receipt requested or by a nationally recognized overnight delivery service, in each case with all postage or other delivery charge prepaid, and to the address of the party to whom it is directed as indicated below, or to such other address as such party may specify by giving notice to the other in accordance with the terms hereof. Any such notice shall be deemed to be received (i) when delivered, if by hand, (ii) on the next business day following timely deposit with a nationally recognized overnight delivery service, or (iii) on the date shown on the return receipt as received or refused or on the date the postal authorities state that delivery cannot be accomplished, if sent by registered or certified mail, return receipt requested.


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         If to Employer:                  Dhanoa Minerals Ltd.
                                          Attention: Lee A. Balak
                                          15 Oceanview Road
                                          Lions Bay, BC V0N 2E0
                                          Canada

         If to Executive:                 William McNerney
                                          806 Buchanan Blvd, #115
                                          Boulder City, NV 89005

         With a copy to:                  Stephen A. Zrenda, Jr., P.C.
                                          5700 N.W. 132nd Street
                                          Oklahoma City, OK 73142-4430

         7.5 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire Agreement between the parties and contains all of the agreements among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject hereof. No change or modification of this Agreement shall be valid unless the same be in writing and signed by both parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

         7.6 Counterparts; Headings; Exhibits. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits and attachments to this Agreement are incorporated by reference as though set forth herein.

         7.7 Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

         7.8 Severability. If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.


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         7.9 Modification. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

         IN WITNESS WHEREOF, Employer and Executive have executed this Agreement as of the day and year first above written.

EMPLOYER:                              Dhanoa Minerals Ltd.

                                       By: /s/ Lee A. Balak
                                           -------------------------------------
                                           Lee A. Balak
                                           Chief Executive Officer and President


EXECUTIVE:
                                           /s/ William McNerney
                                           -------------------------------------
                                           William McNerney



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